Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2021 Results

First quarter revenues of $32.6 million, 16% YoY growth

Record IoAT revenues of 20.8 million, 14% YoY growth

Record non-GAAP gross margins of 52.7%

San Jose, Calif., May 3, 2021 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of voice and wireless chipset solutions for converged communications, announced today its results for the first quarter ended March 31, 2021.

First Quarter Financial Highlights (and Comparisons to First Quarter of 2020):

Revenue breakdown (USD in millions)

	Q1 2021	Q1 2020	vs. Q1 2020
IoAT Revenues:
SmartVoice	$6.00	$4.00	up 50%
SmartHome	$4.80	$4.00	up 22%
Unified Communications	$10.00	$10.20	down 3%
Total IoAT Revenues	$20.80	$18.20	up 14%
Cordless Revenues	$11.80	$10.00	up 18%
Total Revenues	$32.60	$28.20	up 16%

●	GAAP and non-GAAP gross margin of 52.0% and 52.7%, respectively, a 110 and 130 basis point increase, respectively.
●	GAAP loss per share of $0.06 and non-GAAP diluted earnings per share of $0.05, compared to GAAP and non-GAAP diluted loss per share of $0.11 and $0.04 for the first quarter of 2020.
●

GAAP operating loss of $1.8 million and non-GAAP operating income of $1.4 million, compared to GAAP operating loss of $3.4 million and non-GAAP operating loss of $1.5 million for the first quarter of 2020.

●	GAAP net loss of $1.3 million and non-GAAP net income of $1.3 million, compared to GAAP net loss of $2.5 million and non-GAAP net loss of $1.0 million for the first quarter of 2020.

●	Generated $0.8 million of cash from operations, compared to $0.9 million of cash generated from operations in the first quarter of 2020.
●	Cash, deposits and marketable securities of approximately $129.1 million as of March 31, 2021.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “We are excited about the solid demand for our products, as evidenced by first quarter revenues of $32.6 million, up 16% year-over-year and exceeding the mid-point of our guidance. We are particularly pleased by our IoAT businesses, which delivered a record quarter with revenues of $20.8 million. These results were driven by robust demand for voice-centric products, offset by certain supply chain constraints, a record quarter for our SmartHome business, solid momentum in our SmartVoice products, and a faster recovery of the Unified Communication segment. Our enhanced product mix contributed to another record high non-GAAP growth margin of 52.7%.”

Mr. Elyakim continued, “Looking ahead, we expect the solid momentum to continue in the second quarter and project strong revenue growth both sequentially and year-over-year. The digital transformation was markedly accelerated by the global response to the pandemic and has stimulated innovation to enable the creation of new models for work, education, and interaction, underscoring the strategic importance of our technology to our customers. These trends support the long-term growth potential of DSP Group’s audio, voice, and connectivity technologies. Our recent achievements include the increasing adoption of voice user interfaces (VUIs) in a broad array of applications, the successful penetration of DECT/ULE into the security market and the launch of new unified communications end points and hybrid collaboration devices by leading brands. While industry-wide supply-chain constraints are curbing product deliveries, the solid demand, coupled with our pipeline of opportunities, position us well for revenue growth in 2021.”

First Quarter Business Highlights:

●

We continued to grow and strengthen our SmartVoice franchise with design wins and product launches for VUIs with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market. The achievements this quarter include:

o	Inauguration of a state-of-the-art audio AI innovation and testing lab in Straubing, Germany that is led by a world class team of audio and automotive sound experts.
o	One of the world’s leading monitor and TV manufacturers chose our SmartVoice for its Smart Display offering.
o	Lenovo and TCL launched new tablet models based on our SmartVoice solutions for voice control.
●

We grew and diversified our SmartHome ecosystem with leading global vendors that recognize ULE’s unmatched characteristics for wireless indoor IoT, including superior range, interference-free spectrum, and native support for two-way voice. Wins include:

o	British Telecom launched an Alexa-enabled home phone for UK broadband users based on our DECT/ULE technology.
o	A European security service provider launched a home security offering based on our DECT/ULE technology.
o	VTech launched a door bell solution leveraging our DECT/ULE technology for two-way voice support.
●	We solidified our leadership position and expanded our market share in the Unified Communications market, as demonstrated by the following wins:
o

A Tier-1 UC brand upgraded its DECT headset with our proprietary bit protection for the most reliable narrowband and wideband audio communication in dense wireless deployments, such as offices and call centers.

o	A tier 1 UC brand chose our DVF platform for its next generation IP phones.
o	Lenovo and Foneric chose our SmartVoice voice communication engine for a hybrid collaboration endpoint.

First Quarter Non-GAAP Results:

Non-GAAP net income and diluted income per share for the first quarter of 2021 were $1.3 million and $0.05, respectively, as compared to non-GAAP net loss and loss per share of $1.0 million and $0.04, respectively, for the first quarter of 2020. Non-GAAP net income and diluted earnings per share for the first quarter of 2021 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $2.5 million, amortization of employee’s retention expenses related to the acquisition of SoundChip S.A. of $0.25 million, non-cash income from exchange rate differences resulting from the lease accounting standard (ASC  842) in the amount of $0.4 million, and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the first quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.8 million, non-cash income from exchange rate differences resulting from ASC  842 in the amount of $0.4 million, and changes in deferred taxes in the amount of $0.1 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses

Earnings Conference Call Details

DSP Group will discuss its first quarter financial results, along with its outlook and guidance for the second quarter of 2021, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing + 1(877)8709135 (domestic US) or +44 (0) 2071 928338 (international) approximately 10 minutes prior to the starting time. The password is 4266177.

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to: https://edge.media-server.com/mmc/p/979kfwz6

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1(917) 677 7532, domestically or +44 (0) 3333009785, internationally and enter the company access code: 4266177

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings per share presented in this press release is useful to investors in comparing results for the first quarter and ended March 31, 2021 and 2020 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation and retention expenses are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about: (i) the expectation of DSP Group’s solid momentum to continue and expectation for strong revenue growth both sequentially and year-over-year, (ii) the digital transformation trends supporting the long-term growth potential of DSP Group’s audio, voice, and connectivity technologies, (iii) industry-wide supply-chain constraints curbing product deliveries, and (iv) DSP Group’s strong demand, coupled with pipeline of opportunities, position the company well for revenue growth in 2021. The results from these statements may not actually arise as a result of various factors, including the continued duration of the COVID-19 pandemic and the impact on the demand for consumer electronics and the global economy; market penetration of DSP Group’s unified communications, DECT/ULE, VUI, SmartVoice and SmartHome products; duration and impact of the industry-wide supply-chain constraints, unexpected delays in the commercial launch of new products; unexpected inventory adjustments, the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2020, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity.  DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation.  For more information, visit www.dspg.com.

Contact:

Shiri Weiss, IR & Communications, Shiri.Weiss@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31
	2021	2020
	(Unaudited)	(Unaudited)

Revenues	$32,647	$28,239
Cost of revenues	15,666	13,858

Gross profit	16,981	14,381
Operating expenses:
Research and development, net	10,480	10,354
Sales and marketing	5,202	5,011
General and administrative	2,653	2,348
Amortization of intangible assets	419	104

Total operating expenses	18,754	17,817

Operating loss	(1,773)	(3,436)

Financial income, net	641	903

Loss before income tax expenses (benefit)	(1,132)	(2,533)

Income tax expenses (benefit)	211	(68)

Net loss	$(1,343)	$(2,465)
Net loss per share:
Basic and diluted	$(0.06)	$(0.11)

Weighted average number of shares used in per share computations of loss per share:
Basic and diluted	24,058	23,342

	Three Months Ended
	March 31,
	2021	2020
	Unaudited	Unaudited
GAAP net Loss	$(1,343)	$(2,465)
Equity-based compensation expense included in cost of revenues	161	120
Equity-based compensation expense included in research and development, net	1,142	751
Equity-based compensation expense included in sales and marketing	626	555
Equity-based compensation expense included in general and administrative	601	406
Amortization of intangible assets	419	104
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in cost of revenues	67	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in sales and marketing	149	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in research and development, net	34	-
Non-cash Income from Exchange rates differences resulting from the new lease accounting standard (ASC 842)	(448)	(416)
Changes of deferred taxes related to intangible assets and equity-based compensation expense	(142)	(66)
Non-GAAP net income (loss)	$1,266	$(1,011)

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	24,058	23,342

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,433	-

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings (loss) per share (in thousands)	25,491	23,342

GAAP diluted net loss per share	$(0.06)	$(0.11)
Equity-based compensation expense	0.10	0.08
Amortization of intangible assets	0.02	0.01
Amortization of employee’s retention expenses related to the acquisition of SoundChip	0.01	-
Non-cash income from Exchange rates differences resulting from the new lease accounting standard (ASC 842)	(0.02)	(0.02)
Changes of deferred taxes related to intangible assets and equity-based compensation expense	-	-
Non-GAAP diluted net earnings (loss) per share	$0.05	$(0.04)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents Restricted deposits	$20,018565	$16,936548
Marketable securities and short-term deposits	53,267	50,615
Trade receivables, net	11,226	11,003
Inventories	7,929	9,061
Other accounts receivable and prepaid expenses	3,674	3,460
Total current assets	96,679	91,623

Property and equipment, net	6,628	6,574

Long term marketable securities and deposits	55,201	60,454
Severance pay fund	15,512	16,285
Operating leases– right of use assets	10,876	11,102
Deferred income taxes	6,572	6,893
Intangible assets, net	20,044	20,654
Long term prepaid expenses	2,687	2,888
Total long-term assets	110,892	118,276

Total assets	$214,199	216,473

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$9,575	$10,708
Operating lease liability	2,883	2,974
Other current liabilities	13,465	15,724
Total current liabilities	25,923	29,406

Accrued severance pay	15,883	16,647
Operating lease liability	9,489	10,075
Accrued pensions	1,042	1,089
Deferred income taxes	1,011	1,073
Other long-term liabilities	1,945	1,945
Total long-term liabilities	29,370	30,829

Stockholders’ equity:

Common stock	24	24
Additional paid-in capital	398,916	396,335
Accumulated other comprehensive loss	(886)	(637)
Less – Cost of treasury stock	(103,300)	(108,509)
Accumulated deficit	(135,848)	(130,975)
Total stockholders’ equity	158,906	156,238
Total liabilities and stockholders’ equity	$214,199	216,473